EXHIBIT 10.1

Agreement by and between David Koos (“Koos”) and Regen Biopharma, Inc (“Company”)

dated June 9, 2025.

Whereas between February 11, 2015 and January 22, 2020 Koos and the Company were party to that employment agreement dated February 10, 2015 (“Employment Agreement”).

Whereas pursuant to that Employment Agreement Koos was to have been regularly paid salary in the amount of $15,000 per month.

Whereas salary accrued but unpaid in the amount of $457, 113.19 is still due and payable to Koos by the Company such accrued but unpaid salary having been earned by Koos prior to January 22,2020.

Therefore it is agreed as follows:

10,000,000 common shares of the Company shall be issued to Koos in settlement of $50,000 of salary accrued but unpaid.

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the ninth day of June, 2025

David Koos		Regen Biopharma, Inc.

By:	/s/ David Koos	By:	/s/ David Koos
David Koos, Chairman and CEO